UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2021

RICEBRAN TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIBT	NASDAQ Capital Market

Item 5.07         Submission of Matters to a Vote of Security Holders.

RiceBran Technologies’ (“RBT”) Annual Meeting of Shareholders was held on June 16, 2021. At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

1.	Election of five (5) members of the board of directors:

	Votes For	Votes Withheld	Broker Non-Votes
Peter G. Bradley	21,970,621	828,954	9,354,536
Brent D. Rosenthal	21,784,715	1,014,860	9,354,536
Beth L. Bronner	21,830,892	968,683	9,354,536
David I. Chemerow	21,998,944	800,631	9,354,536
Ari Gendason	21,962,766	836,809	9,354,536

Each director nominee was elected a director of RBT.

2.	Approval, on a nonbinding advisory basis, of the compensation of RBT’s named executive officers:

Votes For	Votes Against	Abstained	Broker Non-Votes
21,975,674	616,206	207,695	9,354,536

This proposal was approved.

3.	Ratification of appointment of RSM US LLP as RBT’s independent registered public accounting firm for the year ending December 31, 2021:

Votes For	Votes Against	Abstained	Broker Non-Votes
32,018,249	102,428	33,434	0

This proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 17, 2021	By:	/s/ Todd T. Mitchell
Todd T. Mitchell
Chief Financial Officer
(Duly Authorized Officer)